    EXHIBIT 99.1

Shutterstock Reports First Quarter 2021 Financial Results
Raises 2021 Full Year Guidance

New York, NY - April 27, 2021 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering full-service solutions, high-quality content, and tools for brands, businesses and media companies, today announced financial results for the first quarter ended March 31, 2021.
Commenting on the Company’s performance, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “Shutterstock’s strong first quarter results demonstrate that our subscription products are resonating in the market. We believe that by continually investing in product innovation, fresh content, and data & insights, we are well positioned to take advantage of the current rebound in industry demand for digital content and creative tools. Our newest content type, 3D, is performing above our expectations and offers tremendous untapped future growth opportunities. With three consecutive quarters of accelerating revenue growth, Shutterstock is building momentum and I am pleased that we have the confidence to increase our full year 2021 revenue and EBITDA guidance.”

First Quarter 2021 highlights compared to First Quarter 2020:
Shutterstock completed the acquisition of TurboSquid, Inc. (“TurboSquid”) on February 1, 2021, and as a result, TurboSquid’s financial results have been included in the Company’s consolidated financial statements subsequent to the acquisition date.

    Key Operating Metrics
•Subscribers increased 46% to 306,000.
•Subscriber revenue increased 20% to $76.5 million.
•Average revenue per customer, increased 4.0% to $342.
•Paid downloads decreased 2% to 45.8 million.
•Revenue per download increased 16% to $3.96.
•Image collection expanded 12% to approximately 370 million images.
•Footage collection expanded 17% to approximately 21 million clips.

    Financial Highlights
•Revenue increased 14% to $183.3 million. On a constant currency basis, revenue increased 11%.
•Income from operations increased 559% to $38.1 million.
•Net income increased 584% to $29.5 million.
•Adjusted EBITDA increased 156% to $56.4 million.
•Diluted EPS increased by $0.67 to $0.79 per share.
•Adjusted net income per diluted share increased by $0.72 to $0.98 per share.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html

FIRST QUARTER RESULTS
Revenue
First quarter revenue of $183.3 million increased $22.0 million or 14% as compared to the first quarter of 2020. Revenue generated through our E-commerce sales channel increased 19% as compared to the first quarter of 2020, to $118.4 million, and represented 65% of total revenue in the first quarter of 2021. Revenue from our Enterprise sales channel increased 5% as compared to the first quarter of 2020, to $64.9 million, and represented 35% of first quarter revenue in 2021.
On a constant currency basis, revenue increased 11% in the first quarter of 2021 as compared to the first quarter of 2020. On a constant currency basis, E-commerce revenue increased by 16% in the first quarter of 2021, as compared to the first quarter of 2020. On a constant currency basis, Enterprise revenue increased by 3% in the first quarter of 2021, as compared to the first quarter of 2020.

Net income and Income per diluted share
Net income of $29.5 million, increased $25.2 million as compared to $4.3 million for the first quarter in 2020. Net income per diluted share was $0.79, as compared to $0.12 for the same period in 2020. This increase is due primarily to increased revenue in the first quarter of 2021, as compared to the first quarter of 2020 and to margin expansion initiatives, which have resulted in lower operating expenses.
Adjusted net income per diluted share was $0.98 as compared to $0.26 for the first quarter of 2020, an increase of $0.72 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $56.4 million for the first quarter of 2021 increased by $34.4 million, or 156%, as compared to the first quarter of 2020, due primarily to increased revenue, and to our margin expansion initiatives. The adjusted EBITDA margin increased to 30.8% from 13.7% in the first quarter of 2020.

FIRST QUARTER LIQUIDITY
Our cash and cash equivalents decreased by $64.6 million to $363.9 million at March 31, 2021, as compared with $428.6 million as of December 31, 2020. This decrease was driven by $81.2 million used in investing activities and $19.4 million used in financing activities, partially offset by $35.8 million of net cash provided by our operating activities.
Net cash provided by our operating activities was favorably affected by our increased operating income, in addition to changes in the timing of payments pertaining to operating expenses. Cash used in investing activities primarily consists of $72.2 million cash used in the acquisition of TurboSquid and $8.5 million related to capital expenditures. Cash used in financing activities consists primarily of $13.0 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards and $7.6 million related to the payment of the quarterly cash dividend.
Free cash flow was $26.8 million for the first quarter of 2021, an increase of $20.6 million from the first quarter of 2020. This change was primarily driven by higher cash flows from operating activities.

QUARTERLY CASH DIVIDEND
During the three months ended March 31, 2021, the Company declared and paid cash dividends of $0.21 per common share, or $7.6 million.
On April 19, 2021, the Board of Directors declared a dividend of $0.21 per share of outstanding common stock, payable on June 17, 2021 to stockholders of record at the close of business on June 3, 2021.

KEY OPERATING METRICS

	Three Months Ended March 31,
	2021	2020

Subscribers (end of period)(1)	306,000	209,000
Subscriber revenue (in millions)(2)	$76.5	$63.9

Average revenue per customer (last twelve months)(3)	$342	$329
Paid downloads (in millions)(4)	45.8	46.8
Revenue per download (5)	$3.96	$3.42
Content in our collection (end of period, in millions)(6):
Images	370	330
Footage clips	21	18
_______________________________________________________________________________________________________________________
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5) Revenue per download is the amount of content-related revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

2021 GUIDANCE UPDATE
The Company’s revised expectations for the full year 2021, are as follows:
•Revenue of $720 million to $730 million, representing annual growth of 8% to 9.5%, an increase from the previous guidance of $708 million to $722 million.
•Adjusted EBITDA of between $171 million to $177 million, an increase from the previous guidance of $165 million to $171 million.
•Adjusted net income per diluted share of between $2.78 to $2.93, an increase from the previous guidance of $2.75 to $2.90 per diluted share.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue during the period; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition, and, with respect to the year ended December 31, 2020, a payment associated with long-term incentives related to our 2017 acquisition of Flashstock. These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and after excluding the impact of nonrecurring payments associated with long-term incentives related to our 2017 acquisition of Flashstock, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because we are unable to calculate with reasonable certainty the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments, without unreasonable effort. These amounts depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its first quarter and full year financial results during a teleconference today, April 27, 2021, at 8:30 AM ET. The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 8919625. A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until May 4, 2021 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 8919625.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), is a leading global creative platform offering full-service solutions, high-quality content, and tools for brands, businesses and media companies. Directly and through its group subsidiaries, Shutterstock’s comprehensive collection includes high-quality licensed photographs, vectors, illustrations, 3D models, videos and music. Working with its growing community of over 1.7 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 370 million images and more than 21 million footage clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media offering; Shutterstock Studios, an end-to-end custom creative shop; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world’s media, Amper Music, an AI-driven music platform; and TurboSquid, a leading 3D content marketplace.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding management’s future business, future results of operations or financial condition, including full year 2021 guidance, new or planned features, products or services, management strategies, Shutterstock’s expectations regarding financial outlook and future growth and profitability, statements regarding anticipated effects of the Company’s acquisition of TurboSquid and statements regarding anticipated improvements in operations. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “opportunities” and other similar expressions. However, not all forward-looking statements contain these words. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; public health crises including the COVID-19 pandemic; general economic and political conditions worldwide, including disruption and volatility caused by COVID-19 and any resulting economic recession; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Aimée Leabon
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020

Revenue	$183,281	$161,285

Operating expenses:
Cost of revenue	61,832	69,123
Sales and marketing	41,921	42,660
Product development	10,731	13,069
General and administrative	30,679	30,652
Total operating expenses	145,163	155,504
Income from operations	38,118	5,781
Other (expense) / income, net	(2,462)	513
Income before income taxes	35,656	6,294
Provision for income taxes	6,142	1,976
Net income	$29,514	$4,318

Earnings per share
Basic	$0.81	$0.12
Diluted	$0.79	$0.12

Weighted average common shares outstanding:
Basic	36,336	35,521
Diluted	37,249	35,882

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$363,926	$428,574
Accounts receivable, net of allowance of $5,487 and $4,942	49,261	43,846
Prepaid expenses and other current assets	27,401	16,650
Total current assets	440,588	489,070
Property and equipment, net	50,366	50,906
Right-of-use assets	37,908	39,552
Intangibles assets, net	45,762	25,765
Goodwill	149,040	89,413
Deferred tax assets, net	10,156	13,566
Other assets	21,324	21,372
Total assets	$755,144	$729,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,088	$2,442
Accrued expenses	65,453	67,909
Contributor royalties payable	28,228	26,336
Deferred revenue	153,630	149,843
Other liabilities	11,924	10,399
Total current liabilities	265,323	256,929
Lease liabilities	40,062	41,620
Other non-current liabilities	9,255	9,170
Total liabilities	314,640	307,719
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 39,010 and 38,803 shares issued and 36,452 and 36,245 shares outstanding as of March 31, 2021 and December 31, 2020, respectively	391	389
Treasury stock, at cost; 2,558 shares as of March 31, 2021 and December 31, 2020	(100,027)	(100,027)
Additional paid-in capital	357,422	360,939
Accumulated other comprehensive loss	(7,455)	(7,681)
Retained earnings	190,173	168,305
Total stockholders’ equity	440,504	421,925
Total liabilities and stockholders’ equity	$755,144	$729,644

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended March 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$29,514	$4,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,091	10,519
Deferred taxes	(433)	(386)
Non-cash equity-based compensation	8,210	5,760
Bad debt expense	526	658
Changes in operating assets and liabilities:
Accounts receivable	(5,892)	673
Prepaid expenses and other current and non-current assets	(9,306)	(2,207)
Accounts payable and other current and non-current liabilities	(72)	(2,286)
Long-term incentives related to acquisitions	—	(7,759)
Contributor royalties payable	(369)	551
Deferred revenue	3,559	(2,982)
Net cash provided by operating activities	$35,828	$6,859

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8,548)	(7,719)
Business combination, net of cash acquired	(72,165)	—
Acquisition of content	(489)	(723)
Security deposit (payment) / release	(11)	31
Net cash used in investing activities	$(81,213)	$(8,411)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	1,309	—
Cash paid related to settlement of employee taxes related to RSU vesting	(13,034)	(1,761)
Payment of cash dividend	(7,646)	(6,040)
Net cash used in financing activities	$(19,371)	$(7,801)

Effect of foreign exchange rate changes on cash	108	(810)
Net decrease in cash, cash equivalents and restricted cash	(64,648)	(10,163)

Cash, cash equivalents and restricted cash, beginning of period	428,574	305,874
Cash, cash equivalents and restricted cash, end of period	$363,926	$295,711

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$3,363	$494

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended March 31,
	2021	2020
Net income	$29,514	$4,318
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	10,091	10,519
Non-cash equity-based compensation	8,210	5,760
Other adjustments, net (1)	2,462	(513)
Provision for income taxes	6,142	1,976
Adjusted EBITDA	$56,419	$22,060
Adjusted EBITDA margin	30.8%	13.7%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes foreign currency transaction gains and losses, and interest income and expense.

	Three Months Ended March 31,
	2021	2020
Net income	$29,514	$4,318
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	8,210	5,760
Tax effect of non-cash equity-based compensation (2)	(1,929)	(1,354)
Acquisition-related amortization expense	1,099	568
Tax effect of acquisition-related amortization expense (2)	(258)	(133)
Adjusted net income	$36,636	$9,159

Net income per diluted share	$0.79	$0.12
Adjusted net income per diluted share	$0.98	$0.26
Weighted average diluted shares	37,249	35,882
____________________________________________________________________________________________________________________
(2)Tax effect reflects the estimated impact of the adjustment on the provision for income taxes.

	Three Months Ended March 31,
	2021	2020
Total Revenues	$183,281	$161,285

Revenue growth	14%	(1)%
Revenue growth on a constant currency basis	11%	(1)%

E-commerce revenues	$118,400	$99,736
Revenue growth: E-commerce	19%	2%
Revenue growth: E-commerce on a constant currency basis	16%	2%

Enterprise revenues	$64,881	$61,549
Revenue growth: Enterprise	5%	(6)%
Revenue growth: Enterprise on a constant currency basis	3%	(5)%

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$35,828	$6,859
Capital expenditures	(8,548)	(7,719)
Content acquisition	(489)	(723)
Payments associated with long-term incentives related to acquisitions	—	7,759
Free cash flow	$26,791	$6,176

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19

Subscribers (end of period, in thousands) (1)	306	281	255	223	209	194	184	173
Subscriber revenue (in millions) (2)	$76.5	$71.1	$67.6	$62.7	$63.9	$60.5	$60.1	$57.9

Average revenue per customer (last twelve months) (3)	$342	$333	$328	$326	$329	$330	$327	$325
Paid downloads (in millions) (4)	45.8	45.8	43.4	44.0	46.8	47.7	46.3	46.6
Revenue per download (5)	$3.96	$3.91	$3.79	$3.61	$3.42	$3.44	$3.40	$3.44
Content in our collection (end of period, in millions): (6)
Images	370	360	350	340	330	314	297	280
Footage clips	21	21	20	19	18	17	16	15

Revenue by Sales Channel and Billings(7)

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19
	(in millions)
E-commerce revenue	$118.4	$111.8	$102.8	$98.2	$99.7	$100.9	$96.2	$97.0
Enterprise revenue	64.9	69.1	62.4	61.1	61.5	65.5	62.8	64.7
Total revenue	$183.3	$180.9	$165.2	$159.2	$161.3	$166.4	$159.1	$161.7

Change in total deferred revenue	$3.8	$5.2	$6.4	$(0.7)	$(3.0)	$4.4	$0.4	$(0.2)
Total billings	$187.1	$186.1	$171.7	$158.6	$158.2	$170.8	$159.5	$161.5

_______________________________________________________________________________________________________________________
(1)Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2)Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3)Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4)Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5)Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6)Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.
(7)Certain amounts in the table may not foot due to rounding.